EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Registrant certify, to the best of their knowledge, that the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

BioNexus Gene Lab Corp.

Dated: November 14, 2025

/s/ Su-Leng Tan Lee
Su-Leng Tan Lee Chief Executive Officer (Principal Executive Officer)